Exhibit 99.1

Northwest	t (240) 497-9024	www.nwbio.com
Biotherapeutics, Inc.	f (240) 627-4121	NASDAQ: NWBO

4800 Montgomery Lane
Suite 800
Bethesda, MD 20814

Deferred for Release Until Friday, August 9, 2013, 8:15 AM EDT

Media Contacts:

Les Goldman 202-841-7909	Beverly Jedynak 312-943-1123
lgoldman@nwbio.com	bjedynak@janispr.com

NORTHWEST BIOTHERAPEUTICS ANNOUNCES REGISTERED DIRECT OFFERING

BETHESDA, Md., August 9, 2013 - Northwest Biotherapeutics (NASDAQ: NWBO) (NW Bio), a biotechnology company developing DCVax® personalized immune therapies for solid tumor cancers, announced today that on August 8, 2013, it entered into an agreement with institutional investors, including an existing healthcare focused institutional investor and a dedicated healthcare mutual fund for a registered direct placement of $15 million of common stock at the price of $3.35 per share plus an additional over-allotment warrant, exercisable within 12 months, to sell an additional $3.75 million of common stock at the same price which, if exercised, would result in gross proceeds to the Company of $18.75 million.

In addition, the Company will issue to each investor 25% warrant coverage to purchase shares of common stock with an exercise price of $4.00 per share. These warrants are exercisable beginning six months after closing, with an exercise period of five years.

“We are very pleased to receive this financing from both new and existing top institutional investors specializing in healthcare” commented Linda Powers, CEO of NW Bio. “This financing will provide substantial runway for the Company’s multiple clinical programs.”

The placement is expected to close on or before August 14, 2013, subject to satisfaction of customary closing conditions.

Oppenheimer & Co. Inc. acted as the lead placement agent for the transaction, and Summer Street Research Partners acted as the co-placement agent.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-185898), which was declared effective by the United States Securities and Exchange Commission ("SEC") on February 5, 2013.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC's website at http://www.sec.gov or by request at Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, by telephone at 212-667-8563, or by email at EquityProspectus@opco.com.

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing immunotherapy products to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the United States and Europe. The Company has a broad platform technology for DCVax dendritic cell-based vaccines. The Company’s lead program is a 312-patient Phase III trial in newly diagnosed Glioblastoma multiforme (GBM). GBM is the most aggressive and lethal form of brain cancer. The Company is also under way with a 60-patient Phase I/II trial with DCVax-Direct for all inoperable solid tumors cancers, with a primary efficacy endpoint of tumor regression. The Company also previously received clearance from the FDA for a 612-patient Phase III trial in prostate cancer, and clearance from the FDA for Phase I/II trials in multiple other cancers. The Company also conducted a Phase I/II trial with DCVax for metastatic ovarian cancer together with the University of Pennsylvania.

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients using DCVax and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “intend,” "plan," "continue," "may," "will," "anticipate," and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as risks related to the satisfaction of customary closing conditions for the offering and the use of anticipated proceeds, the Company’s ability to raise additional capital, risks related to the Company’s ability to enroll patients in its clinical trials and complete the trials on a timely basis, the uncertainty of the clinical trials process, uncertainties about the timely performance of third parties, and whether the Company’s products will demonstrate safety and efficacy. Additional information on these and other factors, including Risk Factors, which could affect the Company’s results, is included in its Securities and Exchange Commission (“SEC”) filings. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.